Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [* * *] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 4
to
JOINT DEVELOPMENT AGREEMENT
between

BMW OF NORTH AMERICA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
USA
hereinafter referred to as “BMW”

and

SOLID POWER OPERATING, INC.
486 S. Pierce Ave., Suite E
Louisville, CO 80027
USA
hereinafter referred to as “Solid Power”

The Joint Development Agreement (“JDA”) entered into as of July 1, 2017 and amended on February 18, 2021 (“Amendment No. 1”), March 22, 2021 (“Amendment No. 2”) and November 01, 2021 (“Amendment No. 3”) by and between Solid Power Operating, Inc. (f/k/a Solid Power, Inc.), with a principal place of business at 486 S. Pierce Ave., Suite E, Louisville, CO 80027, USA (“Solid Power”), and BMW of North America, LLC, a Delaware limited liability company with a principal place of business at 300 Chestnut Ridge Road, Woodcliff Lake, NJ 07677, USA (“BMW”), collectively the “Parties,” shall be amended as set forth in this amendment (“Amendment No. 4”) to the JDA.

The terms and conditions of the Previously Amended JDA remain unchanged and in full force and effect, including the industrialization roadmap and methodology as set out in Amendment No. 2 of the JDA. This Amendment No. 4 shall only establish additional terms and conditions for an additional Know-How Transfer Work Package further defined below.

Unless specified differently in this Amendment No. 4, the capitalized terms shall have the meaning as defined in the Previously Amended JDA. If the context requires otherwise, references to the singular also include the plural and vice versa.

For this Amendment No. 4 the following RECITALS shall additionally apply:

WHEREAS, Solid Power develops, among other things, solid state cell technology as part of the JDA Automotive Product development and operates two solid state cell pilot lines;

WHEREAS, BMW and its Affiliates intend to ramp up its solid state cell competency and to set up an solid state prototype line (the “BMW Pilot Line”);

WHEREAS, it is the common understanding of the Parties that the rights of use granted in Sect. 3 of the Previously Amended JDA include the rights of each Party and any of its Affiliates to conduct their own research and development activities in the field of solid state cell technology;

WHEREAS, the Parties intend to further accelerate the development of the solid state cell technology by strengthening the collaboration among the Parties and their Affiliates;

WHEREAS, BMW and its Affiliates seek Solid Power’s support to accelerate their know-how ramp up (i.e., at BMW and at BMW’s Affiliates) in the field of solid state cell technology, particularly regarding research and development including prototype production of solid state cells;

WHEREAS, Solid Power offered to BMW and its Affiliates to support their know-how ramp up in solid state cell technology by an extensive know-how transfer;

WHEREAS, the Parties seek to carry out an additional work package considered as part of the JDA Project with the aim of transferring certain know-how from Solid Power to BMW and its Affiliates that relates to the development as well as prototype and pilot production of solid state cells [* * *]; and

WHEREAS, BMW and its Affiliates will support the development at Solid Power by sending qualified personnel [* * *] to Solid Power;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Scope

The subject-matters of this Amendment No. 4 are

(i) the implementation of an additional work package having the purpose of transferring the Solid Power Know-How and publicly available information related thereto from Solid Power to BMW and its Affiliates with the aim to

(A) enable BMW and its Affiliates to ramp up their know-how in the field of solid state cell technology, particularly in the area of Solid Power Know-How, and to support Solid Power’s solid-state cell technology development beyond the present scope of the JDA by sending BMW personnel to Solid Power and

(B) allow BMW and its Affiliates to participate and assist in the development activities at Solid Power,

the activities of this Section 1 (i)  being the “Know-How Transfer Work Package”;

(ii) the allowance for BMW and its Affiliates to purchase, on a non-exclusive basis, electrolyte supply from Solid Power for the BMW Pilot Line; and

(iii) the enablement of BMW and Solid Power to engage in joint development at multiple locations.

2.	Definitions

2.1	“Previously Amended JDA” means the JDA and Annexes to the JDA as amended by Amendments No. 1, 2 and 3.

2.2	“BMW Know-How Transfer Personnel” means personnel of BMW or any of its Affiliates working at the Colorado sites of Solid Power pursuant to Section 5.2.

2.3	“Solid Power Know-How” means the information related to the development as well as prototype and pilot production of solid state cells utilizing sulfide-based solid electrolytes; said information a) has either actual or potential independent economic value by virtue of not being generally known, b) has value to others who cannot legitimately obtain the information, and c) is subject to reasonable efforts to maintain its secrecy.

2.4	“Subcontractors” means any third party working on behalf of a Party or any of its Affiliates and being bound by the same or similar confidentiality obligations as the Parties and shall not include any entities in direct competition with the business of the other Party. [* * *]

2.5	“BMW Improvements” means the Sole Foreground IP owned by BMW or any of its Affiliates that is directed to technical improvements (in whole or in part) on the use of the Solid Power Know-How.

2.6	“Sole Foreground IP” means (a) the Intellectual Property that is first developed and reduced to practice within the activities and during the term of this Amendment No. 4 solely by employees or Subcontractors of a Party or by employees or Subcontractors of any of its Affiliates, and (b) all associated Intellectual Property Rights protecting the foregoing Intellectual Property.

2.7	“Joint Foreground IP” means (a) the Intellectual Property that is first developed and reduced to practice within the activities and during the term of this Amendment No. 4 jointly by employees of both Parties or their respective Subcontractors or their respective Affiliates, and (b) all associated Intellectual Property Rights protecting the foregoing Intellectual Property.

2.8	“Joint Onsite Foreground IP” means (a) the Intellectual Property conceived or developed during the know-how transfer onsite at the premises of Solid Power jointly by employees of both Parties or their respective Subcontractors or their respective Affiliates, and (b) all associated Intellectual Property Rights protecting the foregoing Intellectual Property.

3.	Details of the Know-How Transfer Work Package

3.1	Know-How Transfer. Solid Power shall provide to BMW and its Affiliates extensive information (including but not limited to the information listed in Section A of Annex 1 and Annex 2) relating directly or indirectly to the Solid Power Know-How, that

[* * *]

independent of whether such information:

a) is considered to be Solid Power’s Sole Foreground IP or Joint Foreground IP or Solid Power’s Background IP; or

b) is not protected by an Intellectual Property Right; or

c) constitutes know-how, technical information, trade secrets, work products, methods, processes, schematics, or other forms of technology; or

d) constitutes publicly available information.

The Know-How Transfer under this Section 3.1 shall not include information relating to the Solid Power proprietary electrolyte itself, and no rights in the Solid Power proprietary electrolyte itself or any Intellectual Property Rights protecting the Solid Power proprietary electrolyte itself are granted to BMW or its Affiliates.

3.2	[* * *]

3.3	Updates to Solid Power Know-How. During the term of this Amendment No. 4, Solid Power will provide to BMW and its Affiliates any information relating to any change, optimization or advancements to the Solid Power Know-How, which shall be governed by this Amendment No. 4 (e.g. Section 6.1 of this Amendment No. 4 will apply to ownership and Section 3.4 and Section 6.2 will apply for use rights).

3.4	License to information provided by Solid Power within the Know-How Transfer Work Package.

(i)	Solid Power hereby grants to BMW a non-exclusive, non-transferrable, irrevocable, worldwide, royalty-free license to use the information provided by Solid Power within the Know-How Transfer Work Package and to use any Intellectual Property and any Intellectual Property Right protecting said information. The license under the preceding sentence shall be limited solely to research and development activities of BMW or its Affiliates in the field of solid state cell technology.

(ii)	[* * *]

(iii)	[* * *]

For the avoidance of doubt, BMW or any of its Affiliates are allowed to use royalty-free, at any time and without any permission and for any purpose any publicly available information provided by Solid Power within the Know-How Transfer Work Package to BMW or any of its Affiliates if and to the extent said information is not protected by an Intellectual Property Right.

3.5	BMW Improvements.

(i)	BMW and its Affiliates shall disclose to Solid Power the BMW Improvements and any invention contained in the BMW Improvements conceived or reduced to practice during the term of this Amendment No. 4 but only if and to the extent BMW and its Affiliates are entitled under applicable commitments with third parties (including but not limited to commitments with funding authorities of public funded projects and/or with co-owners) to disclose said BMW Improvements to Solid Power.

(ii)	BMW or any of its Affiliates (the granting entity is at BMW’s discretion) shall grant to Solid Power a non-exclusive, non-transferrable, irrevocable, worldwide, royalty-free license to use the BMW Improvements. [* * *]

(iii)	Said license to be granted under Section 3.5 (ii) shall be limited solely to research and development activities of Solid Power in the field of solid state cell technology.

(iv)	Upon Solid Power’s request, BMW or any of its Affiliates (the granting entity is at BMW’s discretion) shall grant to Solid Power a non-exclusive, non-transferable, irrevocable, worldwide and royalty-bearing license to use the BMW Improvements. [* * *]. The details of the foregoing commercial license will be negotiated in good faith on commercially-reasonable terms and will be the subject of a separate agreement.

(v)	For the avoidance of doubt: Solid Power shall not have the right to sublicense the foregoing license without BMW’s written prior consent.

3.6	No Liability, Warranty. Solid Power makes no representation or warranty, and assumes no liability, with respect to the Solid Power Know-How or BMW’s or its Affiliates’ use thereof. BMW, on behalf of itself and its Affiliates, expressly accepts the Solid Power Know-How on an “AS IS” basis without any warranty or liability to Solid Power.

BMW makes no representation or warranty, and assumes no liability, with respect to the any information and/or use right provided by BMW, its Affiliates and/or its Subcontractors for Solid Power’ or its Affiliates’ use thereof. Solid Power, on behalf of itself and its Affiliates, expressly accepts any information and/or use right provided by BMW, its Affiliates and/or its Subcontractors on an “AS IS” basis without any warranty or liability to BMW, its Affiliates and/or its Subcontractors.

3.7	Retention of Documentation. Subject to the restrictions on use of the Solid Power Know-How by BMW and its Affiliates specified in this Amendment No. 4 (see, e.g., Sect. 3.4 and 3.7), any documentation included in the Know-How Transfer Work Package that is handed over to BMW and its Affiliates will remain with BMW and its Affiliates after Termination. Solid Power is not entitled to ask for said documentation back.

4.	Electrolyte Supply

4.1	Short-Term Pilot Line Electrolyte Supply. [* * *] Not later than [* * *], Solid Power and BMW shall enter into a non-exclusive supply agreement for the supply of Solid Power’s sulfide-based electrolyte powder to BMW and its Affiliates at the required volumes and quality to effectively operate the BMW Pilot Line upon commissioning. Each of Solid Power and BMW shall use commercially reasonable efforts and good faith to negotiate and consummate the short-term supply agreement. Commercial terms and conditions of such supply agreement shall be negotiated in good faith prior to the first delivery (see Sect. B of Annex 1). The Parties agree that any electrolyte provided pursuant to this Sect. 4.1 shall not be considered JDA Automotive Product under the JDA.

4.2	Long-Term Electrolyte Requirements for Industrialization. In connection with any decision by BMW or its Affiliates to commercialize sulfide-based solid state battery technology based in whole or in part on Solid Power Know-How, Solid Power and BMW intend to collectively define electrolyte performance, quality, and other applicable requirements that support the needed cell performance and manufacturing targets as set out in the tender process in the Previously Amended JDA (“Electrolyte Requirements”). BMW will state the required BMW volumes of electrolyte to be provided by Solid Power to ensure Solid Power has the needed production capacity to meet the Electrolyte Requirements.

5.	Development Collaboration

5.1	Support, Training, and Joint Development. In connection with the transfer of Solid Power Know-How, Solid Power and BMW and its Affiliates will undertake the support ([* * *]) and joint development activities. The undertaken support and the joint development activities include the activities set forth in the statement of work in Sect. C of Annex 1 and any subsequent amendments or supplements thereto agreed to by the Parties.

5.2	BMW Know-How Transfer Personnel. BMW or its Affiliates will send the BMW Know-How Transfer Personnel to Solid Power to (i) carry out certain of the activities contemplated by the statement of work set forth in Sect. C of Annex 1 and (ii) collaborate on development activities at Solid Power. [* * *]

6.	Intellectual Property

6.1	Ownership of Intellectual Property.

(i)	Each Party or any of its Affiliates shall solely and exclusively own its Sole Foreground IP.

(ii)	The Parties shall jointly own Joint Foreground IP unless said Joint Foreground IP is Joint Onsite Foreground IP.

(iii)	Joint Onsite Foreground IP shall be owned solely and exclusively by Solid Power. BMW or its Affiliates shall assign all right, title, and interest in their share in any and all Joint Onsite Foreground IP to Solid Power [* * *].

6.2	Use Rights in Intellectual Property

(i)	[* * *]

(ii)	[* * *]

(iii)	[* * *]

(iv)	[* * *]

(v)	[* * *]

7.	Confidentiality

For the avoidance of doubt, the Solid Power Know-How constitutes Confidential Information under the NDA.

8.	Industrialization

[* * *]

9.	Compensation

Solid Power’s activities and obligations under this Amendment No. 4, as well as the grant of the use rights by Solid Power to BMW and/or any of its Affiliates under this Amendment No. 4 shall be fully compensated by BMW paying the total amount of US $20 million to Solid Power according to the schedule and milestones as defined in Sect. E of Annex 1 of this Amendment No. 4.

10.	Export Control Matters

As a foreign national (non-U.S. citizen without U.S. permanent resident, refugee, or asylee status), BMW understands access to the Solid Power Know-How constitutes an export of technical data/software from the United States and is governed by U.S. export control laws, including the Export Administration Regulations (“EAR”).

BMW agrees to, and agrees to compel its Affiliates to, comply with the EAR as they pertain to any technical data or computer software to which BMW or its Affiliates has access. BMW, on behalf of itself and its Affiliates, hereby certifies that, without U.S. Government authorization, neither BMW nor its Affiliates shall knowingly disclose, export, or reexport directly or indirectly, any such technical data/computer software, and in particular neither BMW nor its Affiliates will export it without prior U.S. Government authorization to any of the following nations or nationals thereof:

Country Group E:1/E:2 (Cuba, Iran, North Korea, Syria) or the Crimea Region, or

Country Group D:1 (Armenia, Azerbaijan, Belarus, Burma/Myanmar, Cambodia, China (PRC including Hong Kong), Georgia, Iraq, Kazakhstan, North Korea, Kyrgyzstan, Laos, Libya, Macau, Moldova, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Venezuela, Vietnam, Yemen).

BMW, on behalf of itself and its Affiliates, agrees to be bound by future modifications of the foregoing list by amendments to the EAR or other U.S. laws and regulations.

In addition, BMW acknowledges, on behalf of itself and its Affiliates, certain software BMW or its Affiliates has access to during the term of this Amendment No. 4 may contain encryption functionality controlled for Encryption Item (“EI”) purposes by the EAR, which is subject to additional export control restrictions. Neither BMW nor its Affiliates will use such software for any purpose other than internal company use, which includes the development of new software products. Unless notified of the appropriate authorization, neither BMW nor its Affiliates will export, re-export, or transfer such software to any other destination or end-user outside the United States or Canada.

11.	Term

The Parties agree that this Amendment No. 4 shall become effective upon signature by both Parties and have retroactive effect as of 1st November, 2022 (“Effective Date”).

For the avoidance of doubt, the term as set out in the Previously Amended JDA shall also apply to this Amendment No. 4.

Sections 3.2, 3.4, 3.5, 3.7 and 6 shall survive the termination of the Amendment No. 4 and/or the termination of the Previously Amended JDA.

12.	Conflicts

To the extent that any provisions of this Amendment No. 4 conflict with provisions in the Previously Amended JDA, the provisions of this Amendment No. 4 shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Amendment No. 4 to the Agreement as of the Effective Date.

Solid Power Operating, Inc.	BMW of North America, LLC

/s/ David B. Jansen	/s/ Raymond Wittmann
Signature	Signature

David B. Jansen	Raymond Wittmann
Printed Name	Printed Name

President	CFO
Title	Title

December 16, 2022	December 20, 2022
Date Signed	Date Signed

/s/ Derek C. Johnson	/s/ Sebastian Mackensen
Signature	Signature

Derek C. Johnson, PhD	Sebastian Mackensen
Printed Name	Printed Name

Chief Operating Officer	President & CEO
Title	Title

December 16, 2022	December 20, 2022
Date Signed	Date Signed

Annex 1

A.	Solid Power Know-How

The information contained in the following Dossiers constitutes Solid Power’s Know-How being provided to BMW. In addition, information obtained, whether written or oral, by BMW personnel deployed under Section D of Annex 1 at Solid Power can be considered Solid Power Know-How that can be practiced by BMW as outlined in this Amendment No. 4.

Dossier ID	Document Package Title	Revision Date	Date Provided or Finalized Version To Be Provided
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]		[* * *]
[* * *]	[* * *]		[* * *]
[* * *]	[* * *]		[* * *]
[* * *]	[* * *]		[* * *]
[* * *]	[* * *]		[* * *]

Detailed list of information to be contained in the above-mentioned Dossers has been prepared by BMW personnel and are contained in Annex 2. The Dossiers have, at a minimum the BMW requested information, and contain additional Solid Power Know-How that will be provided to BMW as governed by this Amendment 4.

B.	Short-Term Electrolyte Supply Agreement (§5)

High-level supply agreement terms are as follows:

i)	[* * *] to ensure Solid Power can supply said electrolyte powder from Solid Power’s electrolyte prototype line at SP2.

ii)	Pricing as well as [* * *] will be negotiated in good faith before [* * *]. Supply of electrolyte to commence upon commissioning of the BMW Pilot Line.

iii)	Initial electrolyte specifications will be provided by Solid Power to BMW and modifications to the specification will be discussed and implemented based on learnings and cell performance data collected as part of the activities contemplated by this Amendment No. 4. The initial specification and mutually agreed upon modifications to the initial specification will be the basis for negotiating the Electrolyte Requirements as referenced in section 4.2.

Annex 1 - 1

C.	Support to BMW and Development Collaboration Activities

Objectives:

[* * *]

BMW Roles and Responsibilities:

[* * *]

Solid Power Roles and Responsibilities:

[* * *]

Joint Roles and Responsibilities:

[* * *]

Deliverable Schedule

[* * *]

D.	BMW Know-How Transfer Personnel

BMW or its Affiliates will embed the following personnel at Solid Power:

[* * *]

E.	Compensation

BMW shall pay the following amounts to Solid Power upon the completion of the success criteria highlighted below on or before the dates listed assuming said criteria are successfully achieved:

Due Date	Payment Amount	Success Criteria
December 31, 2022	$6,000,000	• [* * *]
January 1, 2023 – December 31, 2023	$9,500,000	• [* * *]
January 1, 2024 – June 30, 2024	$4,500,000	• [* * *]

Annex 1 - 2

Annex 2

[ * * * ]

Annex 2 - 1